Exhibit 99.1

ANNALY CAPITAL MANAGEMENT, INC. APPOINTS CEO AND PRESIDENT KEVIN KEYES AS CHAIRMAN EFFECTIVE JANUARY 1, 2018
WELLINGTON DENAHAN WILL REMAIN A DIRECTOR
NEW YORK--(BUSINESS WIRE)—October 11, 2017—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") announced today that Kevin G. Keyes, the Company's Chief Executive Officer and President and a member of the Board of Directors of the Company (the "Board"), has been appointed as Chairman of the Board, effective January 1, 2018.  Wellington J. Denahan, Annaly's co-founder, Executive Chairman and Chairman of the Board, will retire as Executive Chairman and Chairman of the Board, effective December 31, 2017, but will continue to serve as a member of the Board.
Ms. Denahan remarked: "I'm very proud to have co-founded a company that has exhibited significant growth, outperformance over the long term and has evolved to become an industry leader.  I am extremely excited about Annaly's future and the strategy that Kevin has set forth.  I look forward to continuing to support Kevin and the Company through my service as a member of the Board."
"The Board is pleased to appoint Kevin as its Chairman," said Jonathan D. Green, Annaly's Lead Independent Director. "Kevin is a dynamic leader who has shepherded the Company through unprecedented market volatility while at the same time spearheaded our evolution from a mono-line Agency REIT to a leading diversified capital manager."
Mr. Keyes commented: "Wellington's vision and leadership have helped the Company grow from its $102 million initial public offering in 1997 to an industry leader with a $14 billion market capitalization today.  It is my great privilege to serve as Annaly's CEO and work alongside Wellington and the rest of the Board.  I'm honored that the Board has appointed me as its Chairman and I am committed and excited to continue to lead this great company through the next phases of growth and evolution. I am extremely confident that Annaly is uniquely positioned for the tremendous opportunities that lie ahead."
About Annaly
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly's principal business objective is to generate net income for distribution to its stockholders through capital preservation, prudent selection of investments, and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC.
Forward-Looking Statements
This news release, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential mortgage credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations and policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
CONTACT:
Annaly Capital Management, Inc.
 Investor Relations
1-888-8Annaly
www.annaly.com